Exhibit 99.1

PURE Bioscience Reports Fiscal 2013 Year End Financial Results

— New Management Team Refocusing Strategy, Restoring Financial Condition —

SAN DIEGO (October 24, 2013) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2013 (“Fiscal 2013”).

The Company reported its Fiscal 2013 revenues were $820,000 compared with $812,000 for the fiscal year ended July 31, 2012 (“Fiscal 2012”). The Fiscal 2013 net loss was $7.7 million compared with $8.9 million for Fiscal 2012, a decrease of $1.2 million or 13.5%. The Company also reported that as of July 31, 2013, its net financial position consisted of $32,000 in cash and total current liabilities of $2.2 million, excluding $900,000 of non-current liabilities.

Refocused Business Strategy

As previously reported on August 13, 2013, the Company underwent a comprehensive corporate governance change, resulting in the appointment of six new board members, and a new CEO and CFO, and the resignations of the prior management team and remaining board members. With the change in governance, PURE Bioscience implemented a new business strategy focused on:

•	Commercialization of its SDC-based products as a food safety solution, with a focus on foodservice and food processing;

•	Optimization of operations and termination of non-core activities;

•	Implementation of a lean organization with the relevant experience to drive commercialization and accelerate growth;

•	Active and experienced board members contributing incremental insight and guidance on business strategy and execution.

Strengthening Balance Sheet

The Company also reported that on August 13, 2013 it raised $1.1 million in aggregate proceeds and on October 14, 2013 it raised an additional $1.76 million in aggregate proceeds through private equity placements to fund the change in its business strategy and near-term operations. The Company does not, however, have sufficient capital to fund its operations over the next twelve months unless it receives additional capital through revenues or through private or public offerings of securities.

As a result of implementing its new business strategy and securing new equity capital, the Company reported:

•	A significant reduction of accrued liabilities;

•	A reduction of non-core operating activities resulting in a reduction in certain assets and related one-time operating charges including:

•	Excess inventory reserves of $347,000.

•	Patent impairment of $551,000.

•	Disposition of warehousing facilities and non-core assets.

•	Elimination of certain non-core personnel.

•	Fiscal first quarter 2014 will include one-time charges related to separation pay of the former management team and other re-organization expenses.

Food Safety

The Company announced that its near-term business focus is to drive customer adoption of its products in the food industry. Its proprietary SDC-based products uniquely address food safety issues across the supply chain and help to prevent or mitigate food contamination and the potential for food-borne illness. The Company’s target customers will be foodservice operators, food processors and food manufacturers.

“The support from our investors and other stakeholders allows us to create a new PURE, and move forward with executing our refocused business strategy,” stated Peter C. Wulff, Chief Financial Officer and Chief Operating Officer. “The process to restore our financial condition will take several steps and we have already made significant strides. We expect the fiscal year 2014 to be both challenging and rewarding as we sharply focus on commercializing our SDC-based products in the food industry.”

Hank Lambert, Chief Executive Officer, said, “Our SDC technology provides a safe and effective antimicrobial solution to increasing food safety concerns. The entire company is dedicated and focused to drive customer education, product testing and evaluation and product adoption across the food supply chain. As a company, PURE is focused on meeting the need for enhanced food safety by providing superior pathogen and hygiene control to protect the health and safety of consumers and their environment.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including our annual report on Form 10-K filed October 24, 2013. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Tom Hemingway	Terri MacInnis, Director of IR
Redwood Investment Group	Bibicoff + MacInnis, Inc.
714-978-4425	818-379-8500
tomh@redwoodfin.com	terri@bibimac.com

Company Contact:

Peter C. Wulff, CFO & COO

PURE Bioscience, Inc.

619-596-8600 ext.111

pwulff@purebio.com

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

	Year Ended
	July 31,
	2013	2012
Net product sales	$820,000	$812,000
Operating costs and expenses
Cost of goods sold	565,000	264,000
Selling, general and administrative	5,718,000	7,439,000
Research and development	1,325,000	1,863,000
Impairment of patents	551,000	—

Total operating costs and expenses	8,159,000	9,566,000

Loss from operations	(7,339,000)	(8,754,000)
Other income (expense)
Change in derivative liability	268,000	11,000
Interest expense, net	(593,000)	(144,000)
Other (expense) income, net	(7,000)	(3,000)

Total other (expense) income	(332,000)	(136,000)

Net loss	$(7,671,000)	$(8,890,000)

Basic and diluted net loss per share	$(0.71)	$(1.58)

Shares used in computing basic and diluted net loss per share	10,838,140	5,623,453

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	July 31,	July 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$32,000	$877,000
Accounts receivable, net	18,000	373,000
Inventories, net	365,000	654,000
Prepaid expenses	71,000	347,000

Total current assets	486,000	2,251,000
Property, plant and equipment, net	146,000	257,000
Patents, net	1,430,000	1,950,000

Total assets	$2,062,000	$4,458,000

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,134,000	$1,946,000
Loan payable, net	—	962,000
Deferred revenue	—	66,000
Note payable, current	368,000	—
Accrued liabilities	600,000	344,000
Derivative liability	51,000	319,000

Total current liabilities	2,153,000	3,637,000
Note payable, less current portion	887,000	—
Deferred rent	13,000	3,000

Total liabilities	3,053,000	3,640,000

Commitments and contingencies (Note 8)
Stockholders’ equity (deficit)
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized 12,569,503 shares issued and outstanding at July 31, 2013, and 6,644,555 shares issued and outstanding at July 31, 2012.	126,000	67,000
Additional paid-in capital	69,054,000	63,251,000
Accumulated deficit	(70,171,000)	(62,500,000)

Total stockholders’ equity (deficit)	(991,000)	818,000

Total liabilities and stockholders’ equity (deficit)	$2,062,000	$4,458,000